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                                                                 EX-99.a.2.c.XIX


                     FORM OF CERTIFICATE OF THE SECRETARY
                                      of
                               THE BRINSON FUNDS

      RESOLUTIONS RELATING TO THE REDESIGNATION OF BRINSON FUND-CLASS I
           SHARES AS THE BRINSON FUND-CLASS Y SHARES FOR EACH SERIES

     Pursuant to Article V, Section 9 of the By-Laws, dated August 9, 1993, of The Brinson Funds, a Delaware Business Trust (the "Trust"), the undersigned does hereby certify the following:

     1.   She is the duly elected, qualified and acting Secretary of the Trust.

     2. Attached hereto and incorporated by reference into the Trust's Agreement and Declaration of Trust dated August 9, 1993 (the
     "Declaration"), pursuant to Article III, Section 6 of the Declaration, is a true and complete copy of the resolutions adopted by the Board of Trustees of the Trust (the "Resolutions") redesignating the Brinson Fund-Class I Shares as the Brinson Fund-Class Y Shares of each series.

     3. The Resolutions were unanimously adopted by the Trust's Board of Trustees at a meeting duly called and held on May 21, 2001 at which a quorum was present and acting throughout and, unless subsequently amended by resolutions duly adopted by the Board of Trustees of the Trust, have remained in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this ___ day of___, 2001.



(Trust Seal)

                                                    ____________________________
                                                    Amy R. Doberman, Secretary
                                                    The Brinson Funds
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        Resolutions Adopted May 21, 2001 and Incorporated by Reference
                  Into the Agreement and Declaration of Trust
                             of The Brinson Funds
                             dated August 9, 1993
                  Pursuant to Article III, Section 6 thereof

       RESOLUTIONS REDESIGNATING THE BRINSON FUND-CLASS I SHARES AS THE
                  BRINSON FUND-CLASS Y SHARES OF EACH SERIES

     RESOLVED, that the Board of Trustees of the Trust hereby redesignates the Class I Shares of each series of the Trust, previously designated as the:

                    Brinson Global Balanced Fund-Class I
                    Brinson Global Equity Fund-Class I
                    Brinson Global Technology Fund-Class I
                    Brinson Global Biotech Fund-Class I
                    Brinson Global Bond Fund-Class I
                    Brinson U.S. Balanced Fund-Class I
                    Brinson U.S. Equity Fund-Class I
                    Brinson U.S. Value Equity Fund-Class I
                    Brinson U.S. Large Cap Equity Fund-Class I
                    Brinson U.S. Large Cap Growth Fund-Class I
                    Brinson U.S. Small Cap Equity Fund-Class I
                    Brinson U.S. Small Cap Growth Fund-Class I
                    Brinson U.S. Real Estate Equity Fund-Class I
                    Brinson U.S. Bond Fund-Class I
                    Brinson High Yield Fund-Class I
                    Brinson Emerging Markets Debt Fund-Class I
                    Brinson International Equity Fund-Class I, and Brinson Emerging Markets Equity Fund-Class I

               as the:


                    Brinson Global Balanced Fund-Class Y
                    Brinson Global Equity Fund-Class Y
                    Brinson Global Technology Fund-Class Y
                    Brinson Global Biotech Fund-Class Y
                    Brinson Global Bond Fund-Class Y
                    Brinson U.S. Balanced Fund-Class Y
                    Brinson U.S. Equity Fund-Class Y
                    Brinson U.S. Value Equity Fund-Class Y
                    Brinson U.S. Large Cap Equity Fund-Class Y
                    Brinson U.S. Large Cap Growth Fund-Class Y
                    Brinson U.S. Small Cap Equity Fund-Class Y
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                    Brinson U.S. Small Cap Growth Fund-Class Y
                    Brinson U.S. Real Estate Equity Fund-Class Y
                    Brinson U.S. Bond Fund-Class Y
                    Brinson High Yield Fund-Class Y
                    Brinson Emerging Markets Debt Fund-Class Y
                    Brinson International Equity Fund-Class Y, and Brinson Emerging Markets Equity Fund-Class Y; and

     FURTHER RESOLVED, that each Class Y Share shall continue to have the rights and limitations as set forth in Section 1 of Article III of the Trust's Declaration of Trust; and

     FURTHER RESOLVED, that the officers of the Trust, with the advice of Trust counsel, are hereby authorized to make such amendments to the Multiple Class Plan of the Trust as are necessary and appropriate to reflect the changes described above; and

     FURTHER RESOLVED, that the officers of the Trust, with the advice of Trust counsel, are hereby authorized to take such additional actions as are necessary to revise the Trust's registration statement, prospectuses and other relevant documents, including the Declaration of Trust, to reflect the redesignation of the Brinson Fund-Class I Shares of each series of the Trust as the Brinson Fund-Class Y Shares of such series of the Trust; and

     FURTHER RESOLVED, that the officers of the Trust, with the advice of Trust counsel, are authorized to take such other actions as are necessary to effectuate such change in class name, including the notification of existing and future shareholders and any service providers or contracting parties.